Exhibit 10.1

Summary of Charles Vinick
Employment Arrangement

Effective January 18, 2011, upon becoming Chief Executive Officer, Charles Vinick began receiving an annual base salary of $275,000 per year and may receive an annual bonus to be determined by our Board of Directors. Additionally, Mr. Vinick was granted 1,000,000 non-qualified options (exercisable at $0.48 per share) over a five-year period.  Of the options, 500,000 vested upon his becoming Chief Executive Officer.  The balance vest in equal increments on June 30, 2011 and December 31, 2011.  Prior to being appointed Chief Executive Officer, Mr. Vinick received an annual salary of $225,000 and was granted 1,000,000 five-year non-qualified stock options exercisable at $0.82 per share for service as Executive Chairman.  Of the options: (i) 250,000 are fully vested and (ii) the remaining were relinquished upon being appointed Chief Executive Officer. The Company also pays travel and related expenses for Mr. Vinick to travel from his California home to our Florida offices